TIDAL TRUST IV N-1A/A

Exhibit 99(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our Firm in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A of Tidal Trust IV.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

June 20, 2025